   As filed with the Securities and Exchange Commission on December 19, 1997

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ------------------
                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                              ITC/\DELTACOM, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            DELAWARE                                           58-2301135
---------------------------------                          -------------------
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                             206 WEST NINTH STREET
                          WEST POINT, GEORGIA  31833
                   (Address of principal executive offices)

                  ITC/\DeltaCom, Inc. 1997 Stock Option Plan
                ITC/\DeltaCom, Inc. Director Stock Option Plan
       ITC HOLDING COMPANY, INC. AMENDED AND RESTATED STOCK OPTION PLAN
       ITC HOLDING COMPANY, INC. NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)

                               Andrew M. Walker
                            Chief Executive Officer
                              ITC/\DELTACOM, INC.
                             206 West Ninth Street
                          WEST POINT, GEORGIA  31833
                                (706) 645-8990
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                   Copy to:
                           RICHARD J. PARRINO, ESQ.
                            NANCY J. KELLNER, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                         WASHINGTON, D.C.  20004-1109
                                (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                   Proposed              Proposed
Title of securities           Amount to be      maximum offering     maximum aggregate        Amount of
  to be registered             registered      price per share (1)   offering price (1)   registration fee (1)
--------------------------  ---------------  --------------------  --------------------  ---------------------
COMMON STOCK,
PAR VALUE $.01                2,407,500 (2)         $16.375 (3)         $22,739,374            $ 6,708
===========================================  ====================  ====================  =====================
COMMON STOCK,
PAR VALUE $.01                  240,750 (4)         $16.375 (5)         $ 2,797,756            $   826
===========================================  ====================  ====================  =====================
COMMON STOCK,
PAR VALUE $.01                3,342,896 (6)         $ 4.341 (7)         $14,511,357            $ 4,281
===========================================  ====================  ====================  =====================
COMMON STOCK,
PAR VALUE $.01                  197,192 (8)         $ 7.477 (9)         $ 1,474,479            $   435
===========================================  ====================  ====================  =====================
TOTAL FEE                                                                                      $12,250
===========================================  ====================  ====================  =====================

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee.

(2) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options authorized pursuant to the ITC/\DeltaCom, Inc. 1997 Stock Option Plan.

(3) The proposed maximum offering price per share was determined by calculating the weighted average exercise price of (i) 1,403,739 shares being offered under outstanding options at a weighted average exercise price of $4.49 and
     (ii) 1,003,761 shares being offered at an exercise price of $16.375 based on the average of the high and low prices per share of the Shares, on December 17, 1997, as reported on The Nasdaq Stock Market.

(4) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options authorized pursuant to the ITC/\DeltaCom, Inc. Director Stock Option Plan.

(5) The proposed maximum offering price per share was determined by calculating the weighted average exercise price of (i) 96,300 shares being offered under outstanding options at a weighted average exercise price of $4.49 and
     (ii) 144,450 shares being offered at an exercise price of $16.375 based on the average of the high and low prices per share of the Shares, on December 17, 1997, as reported on The Nasdaq Stock Market.

(6) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options authorized pursuant to the ITC Holding Company, Inc. Amended and Restated Stock Option Plan as assumed by the Registrant.

(7) The proposed maximum offering price per share was determined by calculating the weighted average exercise price of 3,342,896 shares being offered under outstanding options at a weighted average exercise price of $4.341.

(8) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options authorized pursuant to the ITC Holding Company, Inc. Nonemployee Director Stock Option Plan as assumed by the Registrant.

(9) The proposed maximum offering price per share was determined by calculating the weighted average exercise price of 197,192 shares being offered under outstanding options at a weighted average exercise price of $7.477.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed by ITC/\DeltaCom Inc. (the "Company" or the "Registrant") with the Commission are hereby incorporated herein by reference.

          (a) The Registrant's final prospectus dated October 23, 1997 as filed with the Commission pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the fiscal year ended December 31, 1996;

          (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996; and

          (c) the description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (No. 0-23253) filed pursuant to the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Anthony S. Harrington, a partner of Hogan & Hartson L.L.P., counsel to the Registrant, is beneficial owner of 79,872 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company is a Delaware corporation, subject to the provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). Under Section 145 of the Delaware Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnification for costs the court deems proper in light of liability adjudication. Indemnification is mandatory to the extent a claim, issue or matter has been successfully defended.

          The Company's Certificate of Incorporation contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (i) any breach of the directors' duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability under Section 174 of the Delaware Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending or participating in any action which such director or officer is made a party to or is threatened to be made a party to by reason of such person's serving or having served as an officer or director if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

          In addition, the Company has entered into indemnity agreements with each of its directors and certain of its officers pursuant to which the Company has agreed to indemnify its directors and such officers as permitted by the Delaware Corporation Law.

The Company also has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          There are filed with the Registration Statement the following exhibits:

          4.1  Certificate of Incorporation of ITC/\DeltaCom, Inc. (filed as
               Exhibit 3.1 to the Registrant's Registration Statement on
               Form S-1 (No. 333-36683), and incorporated herein by reference).

          4.2  Amended and Restated Bylaws of ITC/\DeltaCom, Inc. (filed as
               Exhibit 3.2 to the Registrant's Registration Statement on
               Form S-1 (No. 333-36683), and incorporated herein by reference).

          4.3  ITC/\DeltaCom, Inc. 1997 Stock Option Plan (filed as Exhibit
               10.88 to the Registrant's Registration Statement on Form S-1 (No. 333-36683), and incorporated herein by reference).

          4.4  ITC/\DeltaCom, Inc. Director Stock Option Plan (filed as Exhibit
               10.89 to the Registrant's Registration Statement on Form S-1 (No. 333-36683), and incorporated herein by reference).

          4.5 ITC Holding Company, Inc. Amended and Restated Stock Option Plan (filed as Exhibit 10.90 to the Registrant's Registration Statement on Form S-1 (No. 333-36683), and incorporated herein by reference).

          4.6 ITC Holding Company, Inc. Nonemployee Director Stock Option Plan (filed as Exhibit 10.91 to the Registrant's Registration Statement on Form S-1 (No. 333-36683), and incorporated herein by reference).

          5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

          23.1 Consent of Arthur Andersen L.L.P.

          23.2 Consent of Martin Stuedeman & Associates, P.C.

          23.3 Consent of Deloitte & Touche LLP.

          23.4 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

          24 Power of Attorney (included in the signature page to this Registration Statement).

ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Georgia, on this 18th day of December, 1997.

                                    ITC/\DELTACOM, INC.
                                    By /s/ ANDREW M. WALKER
                                      -----------------------
                                      Andrew M. Walker
                                      Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Campbell B. Lanier, III, Andrew M. Walker and Douglas A. Shumate, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 18th day of December, 1997.

           Signature                            Title
           ---------                            -----

  /s/ CAMPBELL B. LANIER, III         Chairman, Director
-----------------------------
Campbell B. Lanier, III

  /s/ ANDREW M. WALKER                Chief Executive Officer and
-----------------------------         Director (Principal executive officer)
Andrew M. Walker

  /s/ DOUGLAS A. SHUMATE              Senior Vice President and Chief
-----------------------------         Financial Officer (Principal financial
Douglas A. Shumate                    officer and principal accounting officer)

  /s/ DONALD W. BURTON                Director
-----------------------------
Donald W. Burton

  /s/ MALCOLM C. DAVENPORT            Director
-----------------------------
Malcolm C. Davenport


  /s/ ROBERT A. DOLSON                Director
-----------------------------
Robert A. Dolson

  /s/ O. GENE GABBARD                 Director
-----------------------------
O. Gene Gabbard

  /s/ WILLIAM T. PARR                 Director
-----------------------------
William T. Parr

  /s/ WILLIAM H. SCOTT, III           Director
-----------------------------
William H. Scott, III

  /s/ WILLIAM B. TIMMERMAN            Director
-----------------------------
William B. Timmerman